Exhibit 99.1

DTS Reports Second Quarter 2010 Results

Calabasas, Calif. — August 9, 2010 — DTS, Inc. (Nasdaq: DTSI) today announced financial results for the second quarter ended June 30, 2010.

For the second quarter of 2010, revenue was $17.5 million.  In the second quarter of 2009, revenue was $24.2 million, which included $13.0 million of litigation and royalty recovery settlements.  For comparative purposes, excluding the unusually large recoveries recorded in the prior year’s second quarter, revenue in the second quarter of 2010 increased 56% year-over-year.

Income from continuing operations was $1.6 million, or $0.09 per diluted share for the second quarter of 2010.  This compares to $3.6 million, or $0.21 per diluted share reported in the second quarter of 2009.

During the quarter the Company also reported income from discontinued operations of $1.2 million, or $0.06 per diluted share net of tax from the settlement of certain legal matters related to the 2008 sale of its digital cinema business.

During the second quarter, the Company generated $6.0 million in cash from operating activities and closed the quarter with overall cash and investments of $78.1 million.  Also during the period, the Company purchased 421,000 shares of its common stock for a total of $14.1 million under the share repurchase program approved by the Company’s Board of Directors in November 2009.   This brings the total purchases under the current program to $26.5 million and 806,000 shares.  Currently, 194,000 shares remain under the repurchase authorization.

“Our second quarter results reflect the increasing adoption of Blu-ray combined with a rebound in the car market and progress in diversifying the DTS brand into a new range of networked devices,” commented Jon Kirchner, Chairman and CEO of DTS, Inc.  “Blu-ray represented in excess of 25% of revenue in the quarter, while the car and new markets each contributed more than 15% - slightly above our full year percentage expectations.  We continued to make progress extending our presence in mobile and internet based media, which ultimately will enable high quality DTS formatted content to be enjoyed not just on Blu-ray and DVD, but from any source -- anywhere, anytime, on any portable, home or car-based device.

“In summary, our second quarter financial performance wrapped up a solid first half, broadly in line with our expectations.  As a result, for fiscal year 2010 we continue to expect revenues in the range of $81 to 84 million dollars, operating margins in the upper 20s, and earnings per share in the range of $0.75 to $0.80 per diluted share,” concluded Kirchner.

Conference Call Information
DTS will broadcast a conference call today, Monday, August 9, 2010, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 888-846-5003 or 480-629-9856 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 3:30 p.m. Pacific Time on August 9, 2010 through August 16, 2010, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering the pass code 4329714#.

About DTS, INC.
DTS, Inc. (NASDAQ:DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of multi-channel surround processors, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and gaming console products, as well as DVD players, televisions, digital media players, set-top boxes and surround music software. In addition, DTS is a mandatory audio format in the Blu-ray Disc standard, resulting in DTS technology being included in every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS and the DTS Symbol are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. (c) 2010 DTS, Inc. All rights reserved.

Investor Contacts:	Press Contact:
Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Marketing Communications
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-436-1080
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company’s research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

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DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	June 30,	December 31,
	2010	2009

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,415	$42,222
Short-term investments	46,145	33,129
Accounts receivable, net of allowance for doubtful accounts of $225 and
$229 at June 30, 2010 and December 31, 2009, respectively	5,226	5,731
Deferred income taxes	4,970	4,945
Prepaid expenses and other current assets	2,415	1,617
Income taxes receivable, net	2,687	2,613
Total current assets	91,858	90,257
Property and equipment, net	34,310	33,885
Intangible assets, net	6,965	6,565
Goodwill	1,257	1,257
Deferred income taxes	13,409	13,152
Long-term investments	1,587	8,515
Other assets	775	587
Total assets	$150,161	$154,218

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$710	$826
Accrued expenses	6,483	5,663
Deferred revenue	2,929	43
Total current liabilities	10,122	6,532
Other long-term liabilities	6,676	5,862

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
June 30, 2010 and December 31, 2009; no shares
issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at
June 30, 2010 and December 31, 2009; 19,894 and
19,652 shares issued at June 30, 2010 and December 31, 2009, respectively; 17,088 and 17,522 outstanding at June 30, 2010
and December 31, 2009, respectively	2	2
Additional paid-in capital	169,363	161,710
Treasury stock, at cost - 2,806 and 2,130 at June 30, 2010 and
December 31, 2009, respectively	(68,091)	(45,498)
Accumulated other comprehensive income	362	362
Retained earnings	31,727	25,248
Total stockholders' equity	133,363	141,824

Total liabilities and stockholders' equity	$150,161	$154,218

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)

Revenue	$17,460	$24,165	$39,196	$41,427
Cost of revenue	460	449	910	894
Gross profit	17,000	23,716	38,286	40,533
Operating expenses:
Selling, general and administrative	11,727	16,067	24,126	28,855
Research and development	2,842	2,380	5,315	4,563
Total operating expenses	14,569	18,447	29,441	33,418
Income from operations	2,431	5,269	8,845	7,115
Interest and other income, net	139	718	351	862
Income from continuing operations before income taxes	2,570	5,987	9,196	7,977
Provision for income taxes	1,014	2,361	3,720	4,161
Income from continuing operations	1,556	3,626	5,476	3,816
Income from discontinued operations, net of tax	1,173	4	1,003	1
Net income	$2,729	$3,630	$6,479	$3,817

Earnings per share - basic:
Income from continuing operations	$0.09	$0.21	$0.32	$0.22
Discontinued operations, net of tax	0.07	-	0.06	-
Net income	$0.16	$0.21	$0.38	$0.22

Earnings per share - diluted:
Income from continuing operations	$0.09	$0.21	$0.31	$0.22
Discontinued operations, net of tax	0.06	-	0.05	-
Net income	$0.15	$0.21	$0.36	$0.22

Weighted average shares used to compute
net income per common share:
Basic	17,051	17,123	17,133	17,096
Diluted	17,776	17,683	17,863	17,504